May 11, 2000
Mr. John Diehl
LMKI, Inc.
3355 Michelson, Suite 300
Irvine, California  92612

Dear John:

         We hereby consent to the inclusion of our report dated March 15, 2000, with respect to the financial statements of MobileNetics Corporation as of and for the years ended December 31, 1998 and 1997 and the period ended May 31, 1999, as an exhibit to LMKI, Inc.'s report on Form SB-2 to be filed with the Securities and Exchange Commission on or about May 11, 2000.



                                      /s/ Lesley, Thomas, Schwarz & Postma, Inc.

                                          LESLEY, THOMAS, SCHWARZ & POSTMA, INC.
                                          A PROFESSIONAL ACCOUNTANCY CORPORATION


c:  c. wilson